UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) May 4, 2007

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 3, 2007 Autoliv, Inc. (the "Company") issued a press release announcing the election of a new Member of the Board as well as the departure of a Member of the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated May 3, 2007, announcing the dividend for the 3rd quarter, 2007, the election of a new Member of the Board and the departure of a Member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 4, 2007	AUTOLIV, INC. (Registrant)
/s/Michael S. Anderson Michael S. Anderson Acting Vice President - Legal Affairs, General Counsel and Secretary